Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

ADAPTHEALTH CORP.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and 457(h)	8,350,000(2)	$93,770,500(3)	$93,770,500 (3)	0.00014760	$13,840.53(4)
Total Offering Amounts:					$93,770,500 (3)		$13,840.53(4)
Total Fee Offsets:							-
Net Fee Due:							$13,840.53 (4)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers an indeterminable number of additional shares of Common Stock, par value $0.0001 per share (“Common Stock”), of AdaptHealth Corp. (the “Company” or “Registrant”), as may hereafter be offered or issued under the AdaptHealth Corp. Second Amended and Restated 2019 Stock Incentive Plan (the “Plan”) to prevent dilution resulting from any future stock splits, stock dividends or similar adjustments of the outstanding Common Stock.

(2)	Represents an additional 8,350,000 shares of Common Stock issuable pursuant to the Plan.

(3)	Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum aggregate offering price is the product obtained by multiplying (i) $11.23 (the average of the high and low prices of the Company’s Common Stock on June 18, 2024) by (ii) 8,350,000 (the number of additional shares of Common Stock issuable in connection with equity awards that may be granted in the future pursuant to the Plan).

(4)	The amount of registration fee is calculated only with respect to the additional shares of Common Stock registered on this Registration Statement. The existing securities issuable under the Plan were registered, and the correlating registration fee paid, pursuant to the Registration Statements on Form S-8 (File Nos. 333-236012, 333-256824 and 333-258601) filed by the Company on January 22, 2020, June 4, 2021, and August 6, 2021, respectively.

Table 2: Fee Offset Claims and Sources

Not Applicable